UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2005.

XINHUA CHINA LTD. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33195 (Commission File Number)	88-0437644 (IRS Employer Identification No.)

B 26F Oriental Kenzo, No. 48, Dongzhimenwai, Dongcheng District, Beijing, P.R. China (Address of principal executive offices)	100027 (Zip Code)

Registrant's telephone number, including area code 86-10-84477275

NA (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 31, 2005, Mr. Henry Jung resigned as a Director and Chief Financial Officer of Xinhua China Ltd. (the “Company”), but not as the Secretary and Treasurer of the Company, without having any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 28, 2005, the Board of Directors of the Company by written consent resolution appointed Mr. Clement Wu as a director and the Chief Financial Officer of the Company to succeed Henry Jung effective January 1, 2006.

With experience as an accomplished financial professional, Mr. Wu brings additional management skills to the Company.  His extensive background as finance and accounting executive coupled with his vast experience in a variety of domestic and international businesses also makes him a tremendous asset to the Company.

Mr. Wu, 42, brings more than 14 years of experience in financial leadership roles, including holding a significant auditing position as assistant manager with PricewaterhouseCoopers in Beijing China from 1992 to 1999.  Most recently, Mr. Wu served at the Financial Controller for Beijing Dongming Chemical Industry Co., Ltd (“Beijing Dongming”), where he was responsible for all financial aspects of Beijing Dongming and improved the information system by reducing the reporting time.

Mr. Wu hold’s a bachelor’s degree in economics from Beijing Normal University and is a Certified Accountant.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1*	Press Release dated December 28, 2005.

*          Previously attached as Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission on January 6, 2006, and incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 16, 2006

                                                                                                    XINHUA CHINA LTD.

                                                                                                     By:       /s/ Xianping Wang
                                                                                                     Name:  Xianping Wang
                                                                                                     Title:     President and CEO